Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of Registration Statement No. 333-38743 of Cincinnati Bell Inc. on Form S-8 of our report dated June 22, 2011, appearing in this Annual Report on Form 11-K of Cincinnati Bell Inc. Savings and Security Plan for the year ended December 30, 2011.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
June 26, 2012